NEWS RELEASE

For Immediate Release

Investor Relations	Media
Contact: Paul McDonough	Carmen Duarte
Phone: 952.852.6020	781.332.7268
Email: ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $10.53 BOOK VALUE PER SHARE

HAMILTON, Bermuda (February 5, 2016) - OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $10.53, reflecting an increase of 2.3% for the fourth quarter and 3.8% through the twelve months of 2015, including dividends.
Mike Miller, CEO of OneBeacon, said, “While our growth in book value per share for the year was disappointing, I am pleased with the underwriting performance of the majority of our businesses. We continue to be challenged in a couple of our businesses. Premium volume was impacted by our exit from crop and lawyers professional liability. Most of our ongoing businesses are well positioned in increasingly competitive markets. We are focused on maintaining underwriting discipline.”
OneBeacon reported comprehensive income of $22 million for the fourth quarter of 2015, compared to a comprehensive loss of $49 million for the fourth quarter of 2014. Operating income was $26 million or $0.28 per share for the fourth quarter of 2015, compared to an operating loss of $35 million or $0.37 per share for the fourth quarter of last year.
For the twelve months ended December 31, 2015, the company reported $37 million of comprehensive income, compared to $21 million for the full year 2014. Operating income was $60 million or $0.63 per share for the full year of 2015, compared to $27 million or $0.29 per share through December 31, 2014.

Full year 2015 comprehensive and operating income included a $1 million net after-tax loss, or $0.01 per share, from several transactional items including a $2 million after-tax gain related to the termination of the company’s agreement with Climate Crop Insurance Agency in connection with OneBeacon’s exit of the crop insurance business, a $2 million after-tax loss related to an adjustment to the gain on the sale of Essentia Insurance Company and a $1 million after-tax loss related to an adjustment to the loss on the sale of the company’s Canton, Massachusetts office building. The prior year’s full year comprehensive and operating income included a $5 million tax benefit, or $0.05 per share, related to the settlement of the IRS examination for the tax years 2005 and 2006.
Operating income is a non-GAAP financial measure, which is explained later in this release.
Insurance Operations: OneBeacon's GAAP combined ratio was 96.3% for the quarter and year ended December 31, 2015 compared to 122.8% and 101.7% for quarter and year ended December 31, 2014. The combined ratios for the quarter and year ended December 31, 2015 reflect lower loss ratios, which were driven by unfavorable loss reserve development recorded in the 2014 periods, partially offset by higher expense ratios, primarily from higher acquisition costs due to changes in business mix, higher incentive compensation expense and the impact of exiting the crop business. There was no net loss reserve development in the quarter and year ended December 31, 2015 compared to 24.8 points and 7.6 points of unfavorable loss reserve development in the same periods of last year. In the fourth quarter of 2014, OneBeacon increased its loss reserves by $109 million, $75 million of which related to prior accident years. The increase was primarily from the professional liability lines, especially the lawyers professional liability line that the company has exited.
Net written premiums were $235 million in the quarter and $1,137 million in 2015, a decrease of 11% and 7% from the comparable 2014 periods. Excluding the impact of the exited crop and lawyers liability businesses, and the termination of an affiliated reinsurance treaty, premiums decreased by 5% for the quarter and grew by 1% for 2015, reflecting the increasingly competitive marketplace affecting most of the company’s businesses.

Investment Results: OneBeacon’s fourth quarter 2015 total return on invested assets was 0.3% compared to 1.1% for the fourth quarter of 2014. These pre-tax results included net realized and unrealized investment losses of $5 million and net investment income of $13 million in 2015, compared to net realized and unrealized investment gains of $16 million and net investment income of $10 million for the fourth quarter of 2014.
Through the twelve months ended December 31, 2015, the total return on invested assets was 0.6% compared to 3.5% through December 31, 2014. These results included net realized and unrealized investment losses of $35 million and net investment income of $46 million, compared to net realized and unrealized investment gains of $40 million and net investment income of $43 million for the full year of 2014.
About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target group accident; architects and engineers; commercial surety; entertainment; environmental; excess property; financial institutions; financial services; healthcare; management liability; ocean and inland marine; programs; public entities; technology; and tuition refund. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

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ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	December 31,	December 31,
	2015	2014(1)
Assets
Investment securities:
Fixed maturity investments	$2,080.5	$1,799.8
Short-term investments	69.2	202.2
Common equity securities	298.7	320.0
Other investments	143.0	203.8
Total investment securities	2,591.4	2,525.8
Cash	95.2	87.0
Reinsurance recoverables	193.5	173.8
Premiums receivable	219.0	241.5
Funds held under reinsurance contracts	—	37.1
Deferred acquisition costs	100.7	103.2
Ceded unearned premiums	29.5	17.9
Net deferred tax asset	140.2	131.8
Investment income accrued	10.1	10.0
Accounts receivable on unsettled investment sales	30.5	7.2
Other assets	194.4	184.8
Assets held for sale (2)	—	58.1
Total assets	$3,604.5	$3,578.2

Liabilities
Unpaid loss and loss adjustment expense reserves	$1,389.8	$1,342.2
Unearned premiums	560.3	588.3
Funds held under insurance contracts	137.7	81.0
Debt	274.8	274.7
Other liabilities	237.4	242.7
Total liabilities	2,600.0	2,528.9

OneBeacon's common shareholders' equity and noncontrolling interests
OneBeacon's common shareholders' equity:
Common shares and paid-in surplus	1,022.0	1,023.7
Retained earnings (deficit)	(15.9)	27.3
Accumulated other comprehensive loss	(5.2)	(5.2)
Total OneBeacon's common shareholders' equity	1,000.9	1,045.8

Total noncontrolling interests	3.6	3.5
Total OneBeacon's common shareholders' equity and noncontrolling interests	1,004.5	1,049.3
Total liabilities, OneBeacon's common shareholders' equity and noncontrolling interests	$3,604.5	$3,578.2

(1)	Prior period balances have been adjusted to reflect the retrospective application of adopting new accounting guidance related to our investment in qualified affordable housing projects (ASU 2014-01).

(2)	Assets associated with a real estate property, which was sold on May 27, 2015, are presented separately as assets held for sale in the December 31, 2014 consolidated balance sheet.

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014 (1)	2015	2014 (1)
Revenues
Earned premiums	$288.9	$304.3	$1,176.2	$1,177.1
Net investment income	12.9	10.0	45.9	43.4
Net realized and change in unrealized investment gains	(5.4)	15.6	(35.1)	40.4
Net other revenues (expenses)	(0.2)	2.5	(0.6)	5.8
Total revenues	296.2	332.4	1,186.4	1,266.7
Expenses
Loss and loss adjustment expenses	172.8	294.4	700.7	815.1
Policy acquisition expenses	52.6	52.4	213.8	203.3
Other underwriting expenses	53.0	26.9	218.2	179.2
General and administrative expenses	3.4	4.5	15.4	13.8
Interest expense	3.3	3.3	13.0	13.0
Total expenses	285.1	381.5	1,161.1	1,224.4
Pre-tax income (loss) from continuing operations	11.1	(49.1)	25.3	42.3
Income tax benefit	11.9	24.2	12.9	12.3
Net income (loss) from continuing operations	23.0	(24.9)	38.2	54.6
Net loss from discontinued operations, net of tax (2)	(0.1)	(0.9)	(0.5)	(1.8)
Net (loss) gain from sale of discontinued operations, net of tax	—	(11.3)	0.3	(18.8)
Net income (loss) including noncontrolling interests	22.9	(37.1)	38.0	34.0
Less: Net income attributable to noncontrolling interests	(0.2)	(0.2)	(1.2)	(1.1)
Net income (loss) attributable to OneBeacon's common shareholders	22.7	(37.3)	36.8	32.9
Net change in benefit plan assets and obligations, net of tax	(0.6)	(12.1)	—	(12.0)
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$22.1	$(49.4)	$36.8	$20.9
Earnings (loss) per share attributable to OneBeacon's common shareholders—basic and diluted
Net income (loss) from continuing operations per share	$0.24	$(0.26)	$0.38	$0.55
Net loss from discontinued operations, net of tax, per share	—	(0.13)	—	(0.21)
Net income (loss) attributable to OneBeacon's common shareholders per share	$0.24	$(0.39)	$0.38	$0.34

Weighted average number of common shares outstanding	94.9	94.7	94.8	94.7

(1)	Prior period balances have been adjusted to reflect the retrospective application of adopting new accounting guidance related to our investment in qualified affordable housing projects (ASU 2014-01).

(2)	Results for the runoff business, which closed on December 23, 2014, are reported as discontinued operations for all periods presented.

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT STATEMENTS OF OPERATIONS
($ in millions)
(Unaudited)

Three Months Ended December 31, 2015
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$134.8	$154.1	$—	$288.9
Loss and loss adjustment expenses	(72.1)	(100.7)	—	(172.8)
Policy acquisition expenses	(23.8)	(28.8)	—	(52.6)
Other underwriting expenses	(24.0)	(29.0)	—	(53.0)
Underwriting income (loss)	14.9	(4.4)	—	10.5
Net investment income	—	—	12.9	12.9
Net realized and change in unrealized investment gains	—	—	(5.4)	(5.4)
Net other revenues (expenses)	(0.2)	0.2	(0.2)	(0.2)
General and administrative expenses	—	(0.7)	(2.7)	(3.4)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax income (loss)	$14.7	$(4.9)	$1.3	$11.1

Three Months Ended December 31, 2014
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$149.1	$155.2	$—	$304.3
Loss and loss adjustment expenses	(180.4)	(114.0)	—	(294.4)
Policy acquisition expenses	(24.8)	(27.6)	—	(52.4)
Other underwriting expenses	(10.3)	(16.6)	—	(26.9)
Underwriting income	(66.4)	(3.0)	—	(69.4)
Net investment income	—	—	10.0	10.0
Net realized and change in unrealized investment gains	—	—	15.6	15.6
Net other revenues	1.0	0.3	1.2	2.5
General and administrative expenses	0.1	(0.5)	(4.1)	(4.5)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax income (loss)	$(65.3)	$(3.2)	$19.4	$(49.1)

(1)
The Specialty Products reportable segment includes the results of OneBeacon Healthcare Group, OneBeacon Management Liability, OneBeacon Financial Services, Other Professional Lines (which includes OneBeacon Architects and Engineers), A.W.G. Dewar, OneBeacon Specialty Property, OneBeacon Environmental, OneBeacon Surety Group, OneBeacon Program Group, OneBeacon Financial Institutions and OneBeacon Crop Insurance, which was exited during the third quarter of 2015.

(2)
Specialty Industries includes the results of OneBeacon Entertainment, International Marine Underwriters (IMU) - Ocean Marine, IMU - Inland Marine, OneBeacon Technology Insurance, OneBeacon Accident Group, and OneBeacon Government Risks.

Year Ended December 31, 2015
	Specialty Products	Specialty Industries	Investing, Financing and Corporate	Total
Earned premiums	$560.3	$615.9	$—	$1,176.2
Loss and loss adjustment expenses	(310.7)	(390.0)	—	(700.7)
Policy acquisition expenses	(100.1)	(113.7)	—	(213.8)
Other underwriting expenses	(97.9)	(120.3)	—	(218.2)
Underwriting income (loss)	51.6	(8.1)	—	43.5
Net investment income	—	—	45.9	45.9
Net realized and change in unrealized investment gains	—	—	(35.1)	(35.1)
Net other revenues (expenses)	(0.2)	1.4	(1.8)	(0.6)
General and administrative expenses	—	(2.7)	(12.7)	(15.4)
Interest expense	—	—	(13.0)	(13.0)
Pre-tax income (loss)	$51.4	$(9.4)	$(16.7)	$25.3

Year Ended December 31, 2014
	Specialty Products	Specialty Industries	Investing, Financing and Corporate	Total
Earned premiums	$582.1	$595.0	$—	$1,177.1
Loss and loss adjustment expenses	(457.9)	(357.2)	—	(815.1)
Policy acquisition expenses	(96.2)	(107.1)	—	(203.3)
Other underwriting expenses	(78.4)	(100.8)	—	(179.2)
Underwriting income (loss)	(50.4)	29.9	—	(20.5)
Net investment income	—	—	43.4	43.4
Net realized and change in unrealized investment gains	—	—	40.4	40.4
Net other revenues	0.9	1.1	3.8	5.8
General and administrative expenses	0.2	(2.3)	(11.7)	(13.8)
Interest expense	—	—	(13.0)	(13.0)
Pre-tax income (loss)	$(49.3)	$28.7	$62.9	$42.3

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

Three Months Ended December 31, 2015
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$106.0	$129.4	$235.4
Earned premiums	$134.8	$154.1	$288.9

Underwriting ratios
Loss and loss adjustment expense ratio	53.5%	65.4%	59.8%
Expense ratio	35.4	37.5	36.5
Combined ratio	88.9%	102.9%	96.3%

Three Months Ended December 31, 2014
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$118.3	$146.0	$264.3
Earned premiums	$149.1	$155.2	$304.3

Underwriting ratios
Loss and loss adjustment expense ratio	121.0%	73.5%	96.7%
Expense ratio	23.5	28.5	26.1
Combined ratio	144.5%	102.0%	122.8%

Year Ended December 31, 2015
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$533.0	$603.6	$1,136.6
Earned premiums	$560.3	$615.9	$1,176.2

Underwriting ratios
Loss and loss adjustment expense ratio	55.5%	63.3%	59.6%
Expense ratio	35.3	38.0	36.7
Combined ratio	90.8%	101.3%	96.3%

Year Ended December 31, 2014
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$606.9	$610.0	$1,216.9
Earned premiums	$582.1	$595.0	$1,177.1

Underwriting ratios
Loss and loss adjustment expense ratio	78.7%	60.1%	69.2%
Expense ratio	30.0	34.9	32.5
Combined ratio	108.7%	95.0%	101.7%

(1)	Results for the runoff business, which closed on December 23, 2014, are reported as discontinued operations for all periods presented.

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(in millions, except per share amounts)
(Unaudited)

	December 31,	September 30,	December 31,
	2015	2015	2014
Numerator
OneBeacon's common shareholders' equity	$1,000.9	$1,000.4	$1,045.8

Denominator
Common shares outstanding	95.1	95.3	95.3

Book value per share	$10.53	$10.50	$10.97

Change in book value per share, including dividends, in the quarter (1)	2.3%

Change in book value per share, including dividends, in the last twelve months on an IRR basis(2)	3.8%

(1)	Adjusted to reflect the retrospective application of adopting new accounting guidance related to our investment in qualified affordable housing projects (ASU 2014-01).

(2)	IRR calculated based on beginning book value per share, dividends paid, and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE INCOME (LOSS), NET INCOME (LOSS), AND OPERATING INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$22.1	$(49.4)	$36.8	$20.9

Net income (loss) attributable to OneBeacon's common shareholders	$22.7	$(37.3)	$36.8	$32.9

Weighted average number of common shares outstanding	94.9	94.7	94.8	94.7

Net income (loss) attributable to OneBeacon's common shareholders per share	$0.24	$(0.39)	$0.38	$0.34

Net income (loss) attributable to OneBeacon's common shareholders	$22.7	$(37.3)	$36.8	$32.9
Less:
Net realized and change in unrealized investment gains	5.4	(15.6)	35.1	(40.4)
Tax effect on net realized and change in unrealized investment gains	(1.9)	5.4	(12.3)	14.1
Loss from discontinued operations, net of tax	0.1	0.9	0.5	1.8
Loss (gain) from sale of discontinued operations, net of tax	—	11.3	(0.3)	18.8
Operating income (loss) (1)	$26.3	$(35.3)	$59.8	$27.2

Weighted average number of common shares outstanding	94.9	94.7	94.8	94.7

Operating income (loss) per share (1)	$0.28	$(0.37)	$0.63	$0.29

(1)	Represent a non-GAAP financial measure. See discussion of Non-GAAP financial measures on page 11.

Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon's financial performance.

Operating income (loss) is a non-GAAP financial measure that excludes net realized and change in unrealized investment gains, loss from discontinued operations, loss (gain) from discontinued operations, and the related tax effects, from net income (loss) attributable to OneBeacon's common shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income (loss) attributable to OneBeacon's common shareholders, as it removes variability in the timing of realized and change in unrealized investment gains which may be heavily influenced by investment market conditions and also removes the impact related to discontinued operations. Although key to the company's overall financial performance, OneBeacon believes that net realized and change in unrealized investment gains are largely independent of the underwriting decision-making process. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. The reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income (loss) is included on page 10.

Operating income (loss) per share is calculated by dividing operating income (loss) (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. Management believes that operating income (loss) per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. Net income (loss) attributable to OneBeacon's common shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income (loss) is included on page 10. The calculation of operating income (loss) per share is also included on page 10.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This news release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this news release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of our business and operations;
•future capital expenditures; and
•pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of OneBeacon’s experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail, that could cause actual results to differ materially from expectations, including:

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;

•	competitive forces and the cyclicality of the property and casualty insurance industry;

•	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;

•	the continued availability of capital and financing;

•	our ability to retain key personnel;

•	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;

•	the outcome of litigation and other legal or regulatory proceedings;

•	our ability to continue meeting our debt and related service obligations or to pay dividends;

•	the ability of our technology resources to prevent data breach and the ability of our internal controls to ensure compliance with legal and regulatory policies;

•	our ability to successfully develop new specialty businesses;

•	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;

•	participation in guaranty funds and mandatory market mechanisms;

•	the impact of new theories of liability;

•	changes to current shareholder dividend practice and regulatory restrictions on dividends;

•	credit risk exposure in certain of our business operations;

•	our status as a subsidiary of White Mountains, including potential conflicts of interest;

•	changes in tax laws or tax treaties; and

•
other factors, most of which are beyond our control, including the risks that are described from time to time in OneBeacon's filing with the Securities and Exchange Commission, including but not limited to OneBeacon's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed February 27, 2015.

Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.